UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 29, 2017

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On November 30, 2017, Immersion Corporation (“Immersion” or the “Company”)) filed a Current Report on Form 8-K (the “Original Report”) with the U.S. Securities and Exchange Commission to report Victor Viegas’ agreement to resign as Chief Executive Officer and a director of Immersion and the appointment of Carl Schlachte as interim Chief Executive Officer. On December 12, 2017, Immersion filed Amendment No. 1 on Form 8-K/A to the Original Report (the “First Amendment”) that amended and restated Item 5.02 of the Original Report in its entirety to disclose Mr. Schlachte’s compensation arrangements. This Amendment No. 2 (the “Second Amendment”) amends and restates in its entirety Item 5.02 and Item 9.01 of the Original Report (as previously amended and restated by the First Amendment) to update disclosures relating to Mr. Viegas’ separation arrangements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 29, 2017, Victor Viegas has agreed to resign as Chief Executive Officer and a director of Immersion.

Carl Schlachte, Chairman of the Board of Directors of Immersion (the “Board”), will serve as interim Chief Executive Officer.

(c)

As described above, Mr. Schlachte will serve as interim Chief Executive Officer of Immersion. Mr. Schlachte has served as a member of Immersion’s Board of Directors since June 2011 and Chairman of the Board since July 2012. Mr. Schlachte is Chairman, President and CEO of Ventiva, Inc., which designs and develops thermal management technologies for consumer applications in mobile computing, power electronics and LED lighting. Prior to that, Mr. Schlachte was Chairman of the Board of MOSAID Technologies Incorporated, an IP company focused on the licensing and development of semiconductor and communications technologies and was President and CEO of ARC International, a provider of multimedia solutions to semiconductor companies worldwide. From October 2010 to 2016, Mr. Schlachte served on the Board of Peregrine Semiconductor Corp. He holds a B.S. from Clemson University.

(e)

Separation Agreement with Mr. Viegas

Immersion and Mr. Viegas are parties to an Employment Agreement dated October 21, 2009 (the “Viegas Employment Agreement”). Immersion and Mr. Viegas agreed that his resignation shall be treated as a termination without “Cause” under the Viegas Employment Agreement. Under the Viegas Employment Agreement, in exchange for his entry into a full general release in favor of the Company, Mr. Viegas would be entitled to receive a severance payment in the amount of 12 months’ salary and payment of COBRA premiums for 12 months, as well as immediate acceleration of 70% of the then unvested equity awards held by him.

On January 2, 2018, Immersion and Mr. Viegas entered into a separation agreement and release of claims (the “Separation Agreement”). Pursuant to the Separation Agreement and consistent with the Viegas Employment Agreement, Mr. Viegas will receive a payment of $415,000, representing 12 months of his base salary, and Immersion will pay Mr. Viegas’ COBRA premiums for up to 12 months. Options with respect to 373,475 shares of Immersion common stock that were outstanding and unvested as of November 29, 2017 (representing 70% of Mr. Viegas’ unvested equity awards on such date) will vest, and Mr. Viegas’ vested options will be exercisable for a 24-month period following November 29, 2017. Pursuant to the Separation Agreement, Mr. Viegas and Immersion entered into a general release of claims and covenant not to sue.

On November 28, 2017, in connection with the Board’s decision to request Mr. Viegas’ resignation, the Board resolved to decrease the size of the Board to six directors upon Mr. Viegas’ formal resignation as a director of Immersion. On January 2, 2018, as part of the Separation Agreement, Mr. Viegas delivered to Immersion his executed resignation as a director and officer of Immersion and its subsidiaries (which resignation letter was dated December 14, 2017).

Compensation Arrangements with Mr. Schlachte

On December 6, 2017, Immersion and Mr. Schlachte entered into an Employment Agreement (the “Schlachte Employment Agreement”). Pursuant to the Schlachte Employment Agreement, Mr. Schlachte will receive an annual base salary of $250,000. Mr. Schlachte will also be granted an option to purchase 60,790 shares of common stock, with an exercise price equal to the fair market value of Immersion’s common stock on the date of grant. The option will vest and become exercisable on a monthly basis over a one-year period with 1/12th of the shares vesting on each month of service during which Mr. Schlachte (i) remains employed with Immersion and/or (ii) continues to provide services to Immersion as a member of the Board (provided that this part (ii) shall be disregarded in the event that Mr. Schlachte’s service to Immersion is terminated for Cause under the Schlachte Employment Agreement). In addition, upon the consummation of a Change of Control as defined in the Schlachte Employment Agreement while Mr. Schlachte remains in the service of Immersion, the option will vest and become exercisable in full with respect to any outstanding unvested shares underlying the option.

During Mr. Schlachte’s service as Interim Chief Executive Officer, Mr. Schlachte will not receive any cash compensation as a non-employee director of the Board and his annual director, Chairman and committee member retainers will be suspended for the period; provided that during such period of service, Mr. Schlachte’s existing unvested director equity grant will continue to vest. Mr. Schlachte will not receive any new non-employee director equity grants during his service as interim Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title

10.1	Employment Agreement dated December 6, 2017 between Immersion and Carl Schlachte*

10.2	Separation Agreement dated January 2, 2018 between Immersion and Victor Viegas

99.01	Press release dated November 30, 2017**

*	Incorporated by reference to Exhibit 10.1 of the First Amendment filed on December 12, 2017.
**	Incorporated by reference to Exhibit 99.01 of the Original Report filed on November 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: January 3, 2018	By: /s/Amie Peters
Name: Amie Peters
Title: General Counsel